Exhibit (21)


                            SUBSIDIARIES OF REGISTRANT


Name of Subsidiary                               Incorporation

  First National Bank                              United States
    FNB Financial Services, Inc.                   Virginia
    FNBO Co., Inc.                                 Virginia
  FNB (VA) Statutory Trust II                      Connecticut